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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-103256 of Interchange Financial Services Corporation (the "Company") on Form S-4 of our report dated January 22, 2003, appearing and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
March 24, 2003